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                                                                    EXHIBIT 99.1






























                          HEALTHCARE RECOVERIES, INC.
                         EMPLOYEE STOCK PURCHASE PLAN
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                               TABLE OF CONTENTS



                          HEALTHCARE RECOVERIES, INC.
                         EMPLOYEE STOCK PURCHASE PLAN



1.   Purpose.............................................................. 1

2.   Definitions.......................................................... 1

3.   Eligibility and Participation........................................ 2

4.   Payroll Deductions................................................... 3

5.   Withdrawals and Other Terminations of Participation.................. 3

6.   Grant of Option and Option Exercise Price............................ 4

7.   Stock Subject to Plan................................................ 5

8.   Administration and Indemnification of Committee...................... 6

9.   Administration Fees.................................................. 6

10.  Transferability...................................................... 6

11.  Adjustments Upon Changes in Capitalization........................... 7

12.  General Restriction.................................................. 7

13.  Amendment or Termination............................................. 7

14.  Notices.............................................................. 7

15.  No Contract.......................................................... 7

16.  Headings and Construction............................................ 8

17.  Section 16 Compliance................................................ 8

18.  Approval of Stockholders............................................. 8



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                          HEALTHCARE RECOVERIES, INC.
                         EMPLOYEE STOCK PURCHASE PLAN


         1. Purpose. The purpose of the Healthcare Recoveries, Inc. Employee Stock Purchase Plan (the "Plan") is to provide employees of Healthcare Recoveries, Inc., a Delaware corporation (the "Company"), with an opportunity to acquire an interest in the Company through the purchase of Common Stock of the Company ("Common Stock"). The Company intends the Plan to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended. Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423. Subject to the condition set forth in Paragraph 18, this Plan shall be effective as of May 28, 1997.

         2.       Definitions.

                  (a) "Board of Directors" means the board of directors of the Company.

                  (b) "Code" means the Internal Revenue Code of 1986, as amended.

                  (c) "Compensation" means salary and wages paid to an Eligible Employee by the Company or a Subsidiary, including commissions and bonuses, but excluding income attributable to the exercise of stock options, and awards and other forms of remuneration.

                  (d) Contribution Account" means the bookkeeping account established on behalf of a Participant to which shall be credited the amount of the Participant's payroll deductions and from which shall be debited all funds used to purchase Common Stock for the Participant under the Plan.

                  (e) "Eligible Employee" means any Employee of the Company or a Subsidiary excluding:

                       (1) any Employee who is a part-time employee unless such employee is customarily employed for more than twenty
                  (20) hours per week; or

                       (2) any Employee who would own (immediately after the grant of an option under the Plan and applying the rules of Code Section 424(d) in determining stock ownership) shares, and/or hold outstanding options to purchase shares, possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Parent or Subsidiary.

                  (f) "Employee" means any person who is employed by the Company or a Subsidiary for purposes of the Federal Insurance Contributions Act.

                  (g) "Enrollment Period" means the period commencing on each January 1 and ending on the next succeeding December 31; provided however, that for the year including the date of the separation of the Company from Medaphis Corporation, the Enrollment




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Period shall commence on the date of such separation and shall end on the next succeeding December 31.

         (h) "Entry Date" means January 1st of each calendar year; provided however, that for the year including the date of the separation of the Company from Medaphis Corporation, the Entry Date shall be the date of such separation.


         (i) "Parent" means a corporation, if any, having the relationship to the Company described in Section 424(e) of the Code.

         (j) "Participant" means an Employee who participates in the Plan pursuant to Paragraph 3.

         (k) "Purchase Period" means each six-month period ending December 31 and June 30 during an Enrollment Period; provided however, that for the year including the date of the separation of the Company from Medaphis Corporation, the Purchase Period shall commence on the date of such separation and shall end on the final day of the Enrollment Period that includes the date of such separation.

         (l) "Subsidiary" means any corporation having the relationship to the Company described in Section 424(f) of the Code and which the Board of Directors, or its designee, has designated as eligible to participate in the Plan.

3.       Eligibility and Participation.

         (a) Any person who is an Eligible Employee on an Entry Date shall be eligible to become a Participant in the Plan beginning on that Entry Date and shall become a Participant as of that Entry Date by completing an authorization form provided by the Company, in the form and containing such terms and conditions as the Company from time to time may determine (the "Authorization Form"), and filing it with the Company by the date required by the Company.

         (b) Any person who first becomes an Eligible Employee during an Enrollment Period shall be eligible to become a Participant in the Plan as of the first day of the Purchase Period beginning after the date on which that person became an Eligible Employee and shall become a Participant as of such date by completing an Authorization Form and filing it with the Company by the date required by the Company.

         (c) A person shall cease to be a Participant upon the earliest to occur of:

                  (1) the date the Participant ceases to be an Eligible Employee, for any reason;

                  (2) the first day of the Purchase Period beginning after the date on which the Participant ceases payroll deductions under the Plan pursuant to Paragraph 4; or


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               (3)    the date of a withdrawal from the Plan by the Participant
          under Paragraph 5.

     4. Payroll Deductions. A Participant may contribute to the Plan through payroll deductions as follows:

          (a) A Participant shall, on his Authorization Form, elect to have payroll deductions made from his Compensation at a rate which, expressed as a whole percentage, shall be at least one percent (1%) and not exceed fifteen percent (15%) of his Compensation.

          (b) Payroll deductions for a Participant shall be made during the Enrollment Period for which the Authorization Form is effective and shall continue until the effective date of an Employee's authorization to change the rate of his payroll deductions or discontinue payroll deductions, or as otherwise provided in Section 5.

          (c) A Participant may change the rate of his payroll deductions effective on the first day of any Purchase Period, provided the Employee files with the Company an Authorization Form requesting such change by the date required by the Company before the end of the current Purchase Period.

          (d) A Participant may discontinue payroll deductions any time after the first day of the payroll period coinciding with or immediately following the Company's processing any Authorization Form on behalf of the Participant. If upon cessation of payroll deductions, a Participant has cash credited to his Contribution Account which he has not elected to withdraw pursuant to Paragraph 5, he shall remain a Participant in the Plan until the end of the then current Purchase Period.

          (e) All payroll deductions made for a Participant shall be credited to his Contribution Account under the Plan and will be used for the purchase of Common Stock pursuant to Section 6 hereof. All payroll deductions made for a Participant under the Plan shall be commingled with the general assets of the Company and no separate fund shall be established for each such Participant. Participants' Contribution Accounts are solely for bookkeeping purposes and the Company shall not be obligated to pay Participants interest on Contribution Account balances.

          (f) A Participant may not make any separate cash payments or other contributions to his Contribution Account in a manner other than through payroll deductions as set forth in this Paragraph 4.

     5.   Withdrawals and Other Terminations Of Participation.

          (a) A Participant may elect to cease participating in the Plan and to withdraw the balance of the cash credited to his Contribution Account under the Plan by giving written notice to the Company prior to the date specified by the Company before the end of the current Purchase Period. A Participant who receives a withdrawal of the cash balance of his

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Contribution Account under the Plan shall not be entitled to participate in the
Plan until the next Entry Date.

     (b) The Company shall pay the cash balance of a Participant's Contribution Account to the Participant as soon as administratively feasible following (i) the date of processing of the withdrawal request or (ii) the date a person otherwise ceases to be a Participant pursuant to Paragraph 3(c), clauses, (1) and (2), as applicable (the events described in this subparagraph being referred to collectively as a "Termination Event").

     (c) Upon the occurrence of a Termination Event, the Participant's outstanding options under Paragraph 6 of the Plan to purchase shares of Common Stock shall immediately terminate.

     (d) Upon the occurrence of a Termination Event, no further payroll deductions will be made from the Participant's Compensation.

6.   Grant of Option and Option Exercise Price.

     (a) As of the beginning of each Purchase Period during each Enrollment Period, a Participant is granted an option to purchase that whole number of shares of Common Stock as does not exceed in value the result of dividing up to 15% of the Participant's Compensation for that Purchase Period by the lesser of
(i) eighty-five (85%) of the fair market value of the Common Stock on the first business day of the Purchase Period, or (ii) eighty-five (85%) of the fair market value of the Common Stock on the last business day of the Purchase Period.

     (b) On the last business day of each Purchase Period during an Enrollment Period, each Participant will be deemed to have exercised his option to the extent of the funds then held in the Participant's Contribution Account and such funds will be applied to the purchase of whole shares of Common Stock; provided, however, the number of shares purchased for a Participant shall not be less than 1 share. The price of each share of Common Stock to be purchased with a Participant's Contribution Account during a Purchase Period shall be the lesser of eighty-five percent (85%) of the fair market value of one share of Common Stock on the first business day of the Purchase Period and (ii) eight-five (85%) of the fair market value of one share of Common Stock on the last day of the Purchase Period. Any funds remaining after the application of a Participant's Contribution Account to the purchase of shares of Common Stock shall continue to be credited to the Participant's Contribution Account and available for purchases of shares on the last business day of the next succeeding Purchase Period.

     (c) Notwithstanding the preceding subparagraphs or any provisions of the Plan, no Participant shall be granted an option which permits his rights to purchase shares under all employee stock purchase plans of the Company and its Parent and Subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of the shares (determined at the time the option is granted) for each calendar year in which such stock option is outstanding at any time.

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          (d)  For purposes of the preceding subparagraphs, the fair market value of a share of Common Stock shall be determined as of each relevant date as follows:

               (1) if the Common Stock is traded on a national securities exchange, the closing sale price on that date;

               (2) if the Common Stock is not traded on any such exchange, the closing sale price as reported by the NASDAQ Stock Market;

               (3) if no such closing sale price information is available, the average of the closing bid and asked prices as reported by the NASDAQ Stock Market; or

               (4) if there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service.

          (e) All options granted during an Enrollment Period shall expire on the last day of that Enrollment Period.

7.   STOCK SUBJECT TO PLAN.

     (a) The shares of Common Stock (the "Shares") to be sold to Participants under the Plan may, at the election of the Company, be either treasury shares, shares originally issued for such purpose or shares acquired on the open market. The maximum number of Shares made available for sale under the Plan shall be three hundred thousand (300,000), subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 11. If the total number of Shares elected to be purchased under the Plan exceeds the number of Shares then available under the Plan, the Company shall make a pro rata allocation of the Shares available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable.

     (b) A Participant shall not have rights as a stockholder with respect to any Shares covered by his option until the last day of the Purchase Period on which the Shares are purchased. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date the Shares are purchased, except as otherwise provided in the Plan.

     (c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant.

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     8.   Administration and Indemnification of Committee.

               (a) The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"). Vacancies on the Committee shall be filled by the Board of Directors. The Committee shall hold meetings at such times and places as it may determine. Acts approved by a majority of the Committee in a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

               (b) The Committee acting in its absolute discretion shall exercise such power and take such action as expressly called for under the Plan, and further, the Committee shall have the power to interpret the Plan and (subject to Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended) to take such other action (except to the extent the right to take such action is expressly and exclusively reserved for the Board of Directors or the Company's stockholders) in the administration and operation of the Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Participant and on each other person directly or indirectly affected by such action. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

               (c) In addition to such other rights of indemnification that they may have as directors of the Company or a member of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided the settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding except in relation to matters as to which it shall be adjudged in the action, suit or proceeding that the Committee member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of the action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend it.

     9. Administration Fees. The Committee may charge Participants' Contribution Accounts for reasonable administrative fees to defray the administrative costs of the Plan, which shall in no event exceed the actual administrative costs of the Plan.

     10. Transferability. Neither payroll deductions credited to a Participant's Contribution Account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant. Any attempted assignment, transfer, pledge, or other disposition shall be without effect.


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     11.  Adjustments Upon Changes in Capitalization.  The Committee will adjust the total number of Shares and the purchase price, as determined under Paragraph 6, for any Shares available for sale under the Plan for any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split or a payment of a stick dividend on the shares of Common Stock, a subdivision or combination of the shares of Common Stock, a reclassification of the shares of Common Stock, a merger or consolidation of the Company or any other like changes in the Common Stock or in its value. No fractional shares will be issued as a result of any of these changes, and any fractional shares that result from a change will be eliminated from the total number of Shares available for sale under the Plan. All adjustments made by the Committee under this paragraph shall be final, conclusive and binding on all Participants and, further, shall not constitute an increase in the maximum number of Shares made available for sale pursuant to Paragraph 7 of the Plan.

     12. General Restriction. Notwithstanding anything contained herein to the contrary, no purported exercise of any option granted pursuant to the Plan shall be effective without the written approval of the Company, which may be withheld to the extent that the exercise, either individually or in the aggregate together with the exercise of the other previously exercised stock options and/or offers and sales pursuant to any prior or contemplated offering of securities, would, in the sole and absolute judgment of the Company, require the filing of a registration statement with the United States Securities and Exchange Commission or with the securities commission of any state. The Company shall avail itself of any exemptions from registration contained in applicable federal and state securities laws which are reasonably available to the Company on terms which, in its sole and absolute discretion, it deems reasonable and not unduly burdensome or costly. If an option cannot be exercised at the time it would otherwise expire due to the restrictions contained in this Paragraph, the exercise period for that option shall be extended for successive one-year periods until that option can be exercised in accordance with this Paragraph. Each Participant shall, prior to the exercise of an option, deliver to the Company any reasonable request in order for the Company to be able to satisfy itself that the Common Stock will be required in accordance with the terms of an applicable exemption from the securities registration requirements or applicable federal state securities laws.

     13. Amendment or Termination. The Plan may be terminated or amended by the Committee from time to time to the extent that the Committee deems necessary or appropriate, except the Committee shall not amend the Plan, absent the approval of the stockholders of the Company (a) to materially increase (within the meaning of Rule 16b-3 of the Exchange Act) the benefits accruing to Participants under the Plan (b) to materially increase (within the meaning of Rule 16b-3 of the Exchange Act) the number of securities which may be issued under the Plan, or (3) to materially modify (within the meaning of Rule 16b-3 of the Exchange Act) the requirements as to eligibility for participation in the Plan.

     14. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the written form specified by the Company at the location, or by the person, designated by the Company.

     15. No Contract. The Plan shall not be deemed to constitute a contract between the Company or any Subsidiary and any Employee or to be a consideration or an inducement for the employment of any Employee. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of the Company or any Subsidiary or to interfere with the right


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of the Company or any Subsidiary to discharge any Employee at any time, regardless of the effect such discharge shall have upon him as a Participant.

     16. Headings and Construction. The headings to Paragraphs in the Plan have been included for convenience of reference only. Where appropriate, the masculine shall be deemed to include the feminine. The Plan shall be interpreted and construed in accordance with the laws of the State of Delaware.

     17. Section 16 Compliance. Any person who is an officer or director of the Company for purposes of Section 16 of the Exchange Act is required to comply with the requirements of Rule 16b-3 of the Exchange Act relating to participant directed plans.

     18. Approval of Stockholders. The Plan shall be submitted to the stockholders of the Company for their approval within twelve (12) months after the adoption of the Plan by the Board of Directors. The Plan is conditioned upon the approval of the stockholders of the Company, and failure to receive their approval shall render the Plan and all outstanding options issued thereunder void and of no effect.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed as of this 28 day of May, 1997.



                                   HEALTHCARE RECOVERIES, INC.


                                   By: Douglas R. Sharps
                                      ---------------------------------------
                                   Title: Executive Vice President--
                                          Finance and Administration,
                                          Chief Financial Officer
                                          and Secretary
                                        -------------------------------------


ATTEST:
Dennis K. Burge
----------------------------------

Title: Executive Vice President--
       Operations
      ----------------------------
           [CORPORATE SEAL]



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